UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

  FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

  601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information.

Item 2.02	Results of Operations and Financial Condition.

On April 22, 2019, First Defiance Financial Corp. (“FDEF”) issued a press release regarding its earnings for the quarter ended March 31, 2019. A copy of the press release is attached as Exhibit 99.1.

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On April 16, 2019, Kevin T. Thompson, Chief Financial Officer of FDEF and First Federal Bank of the Midwest, FDEF’s wholly-owned bank subsidiary (“First Federal”), announced his intention to retire from such position effective April 30, 2019.

(c)       On April 22, 2019, the Board of Directors of FDEF approved the appointment of Paul D. Nungester, Jr., age 45, to the position of Chief Financial Officer of FDEF and First Federal effective May 1, 2019.

Mr. Nungester has served as Executive Vice President, Director of Finance and Accounting of FDEF and First Federal since July 16, 2018. Prior to joining FDEF, Mr. Nungester served in various positions at Welltower Inc., a real estate investment trust, since 2001, including Senior Vice President and Controller of Welltower from January 2012 to May 2018.

Section 7 – Regulation FD.

Item 7.01	Regulation FD Disclosure.

On April 22, 2019, FDEF issued a press release that included announcement of a cash dividend. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

	By:	/s/ Donald P. Hileman
Donald P. Hileman
President and Chief Executive Officer

Date: April 22, 2019

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